Exhibit (99.1)

News Release

Michael J. Monahan (651) 250-2809
Andrew C. Hedberg (651) 250-2185

ECOLAB TO ACQUIRE PUROLITE, A LEADING GLOBAL PROVIDER OF FAST-GROWING, HIGH VALUE SEPARATION AND PURIFICATION SOLUTIONS TO LIFE SCIENCES AND CRITICAL INDUSTRIAL MARKETS

Ecolab to pay approximately $3.7 billion in cash

Acquisition Highlights:

●	Strong strategic fit – new major global growth platform adding very high margin product and service solutions to further improve end-product safety and quality to critical key customers in the life sciences and industrial markets.
●	Large, growing market – growth leader serving an estimated $5 billion global fluid separation and purification market, growing double-digits in biopharma and high single-digits in industrial.
●	Strong growth history and expected long-term outlook with highly attractive margins – doubles our existing and very successful high growth, high margin life sciences business while adding new capabilities and creating incremental opportunities in industrial.
●	Global leader with recurring revenue – a nearly $0.4 billion global leader in high-end ion exchange resins with approximately 95% consumable revenue products for purification solutions critical to customer operations. Highly recurring business model as it is usually part of FDA drug filings in life sciences.
●	Breakthrough innovation – innovation leader, including its unique jetted agarose resin beads, which are recognized for their exceptional performance in mRNA vaccine production and monoclonal antibody purification for cancer treatment.
●	Expected to be neutral in 2022 and nearly $0.10 accretive in 2023 to adjusted earnings per share; transaction amortization expected to be approximately $0.26 per share.

ST. PAUL, Minn., October 28, 2021: Ecolab Inc. has entered into an agreement to acquire Purolite, a leading and fast-growing global provider of high-end ion exchange resins for the separation and purification of solutions, that is highly complementary to our current offering and critical to safe, high quality drug production and biopharma product purification in the life sciences industries. It also provides purification and separation solutions for critical industrial markets like microelectronics, nuclear power and food and beverage. The acquisition is structured as a cash transaction valued at approximately $3.7 billion. Based in King of Prussia, PA, Purolite operates in more than 30 countries and employs approximately 1,000 people worldwide, with expected 2021 sales of approximately $0.4 billion.

Purolite will operate as a separate global business unit and its overall results will be reported within Ecolab’s Life Sciences division.

The transaction is expected to close in the fourth quarter of 2021, subject to regulatory clearance and other customary closing conditions. No other details were announced.

Commenting on the transaction, Christophe Beck, Ecolab’s president and chief executive officer said, “With 2021 sales of $0.4 billion and mid-teens growth, Purolite is an acquisition that brings us a fast growing leader in biopharma and industrial purification solutions with very strong margins. With this transaction, we will significantly increase our opportunities in our high growth, high margin life sciences business, such as the purification of mRNA vaccines and monoclonal antibodies for cancer-treatment drugs. By combining Ecolab’s state-of-the-art capabilities in clean and safe processing with Purolite’s revolutionary resin technology, we will provide a comprehensive and game-changing offering that will make the customer’s end-product better, safer, healthier and more effective. At the same time, it will further expand our capabilities in industries that are complementary to our already existing leading positions, such as the polishing of advanced microelectronics, ultra-purification of water in nuclear power, food and beverage taste and product quality enhancement, high-end precious metals extraction, like lithium for EV batteries, as well as in the production of hydrogen fuel cells.

“It provides another strong and adjacent global growth platform within Ecolab with double-digit growth prospects in both our life sciences and industrial markets. It opens up new opportunities for innovation, circle the customer sales opportunities and future M&A. This new growth platform will provide high end purification solutions that further improve the quality and safety of life-saving drugs, high quality foods and ultra-pure water for high tech industries. It also provides new solutions to further improve our water re-use and re-cycling offerings as well as innovative solutions to improve our environmental programs for customers, such as PFAS remediation.

“We are also truly excited by the unique talent, scientific expertise and new capabilities Purolite brings us to further improve our leadership positions and deliver continued strong shareholder returns.”

Also commenting on the transaction, Steve Brodie, Purolite’s chief executive officer said, “Over the last 40 years, with the support and contribution of our loyal, highly skilled workforce, we have built our company into a dynamic force within the industries and for the clients we serve. We are truly grateful to our employees and management team for supporting our vision and entrepreneurial spirit. My family and I are very confident that Ecolab can carry on these traditions. We are confident that Purolite will be in good hands and that our goals for high growth, innovation and quality will continue under Ecolab’s stewardship.”

Ecolab will pay approximately $3.7 billion in cash, utilizing approximately $800 million of cash on the company’s balance sheet and low-cost debt for the balance. As a result of the structure of the transaction, we expect to realize tax benefits with an estimated net present value of approximately $300 million. Returns are expected to be significantly above our weighted average cost of capital.

As this is a growth synergies acquisition, Ecolab expects to realize only modest cost synergies from the Purolite transaction. The acquisition is expected to be neutral in 2022 and nearly $0.10 accretive in 2023 to adjusted earnings per share; transaction amortization expected to be approximately $0.26 per share.

Ecolab expects to maintain its strong investment grade credit rating post-acquisition and is planning to return to ‘A range’ metrics in 2023.

J.P. Morgan Securities acted as exclusive financial advisor to Ecolab in connection with the transaction and Baker McKenzie acted as legal counsel.

Webcast Details

Ecolab will host a live webcast to review the Purolite acquisition announcement on October 29 at 8:30 a.m. Eastern Time. The webcast, along with related presentation slides, will be available to the public on Ecolab’s website at www.ecolab.com/investor.

About Ecolab

A trusted partner at nearly three million commercial customer locations, Ecolab (ECL) is the global leader in water, hygiene and infection prevention solutions and services. With annual sales of $12 billion and more than 44,000 associates, Ecolab delivers comprehensive solutions, data-driven insights and personalized service to advance food safety, maintain clean and safe environments, optimize water and energy use, and improve operational efficiencies and sustainability for customers in the food, healthcare, hospitality and industrial markets in more than 170 countries around the world. www.ecolab.com

About Purolite

Purolite is a global leader in resin technology and services. They develop and manufacture very small beads that are used in the most regulated industries in the world. Industries like biopharma, pharma, microelectronics and nuclear power depend on their solutions to separate, remove, or recover very specific elements and compounds. In the fast growing $3 billion life sciences market, Purolite provides critical solutions to help its customers produce high quality drugs like monoclonal antibodies, cell and gene therapies, immunological treatments for chronic illnesses and vaccines such as COVID-19. With a large technical sales team, five R&D centers and four manufacturing facilities, they are built to provide high-end, customized solutions to address some of the most complex challenges.

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the Purolite acquisition, the expected timing of completion of the acquisition, tax benefits, amortization expense, returns, sales growth, adjusted earnings per share and credit ratings. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this news release. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the acquisition may not be obtained, or that required regulatory approvals may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the acquisition, (ii) the risk that the conditions to the closing of the acquisition may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or Purolite prior to the closing of the acquisition and may delay the acquisition or cause the company to abandon the acquisition, (iv) problems that may arise in successfully integrating the businesses of the company and Purolite, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the acquisition may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the credit ratings of the company may be different from what the company currently expects, (vii) the risk that the businesses of the company or Purolite may suffer as a result of uncertainty surrounding the acquisition, (viii) unexpected operating risks at Purolite and (ix) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, Purolite and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-GAAP Financial Information

This news release includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), including adjusted diluted earnings per share. We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP adjusted financial measures for adjusted diluted earnings per share exclude the impact of special (gains) and charges and discrete tax items. We include items within special (gains) and charges, discrete tax items and certain external factors that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs associated with historical trends and future results.

These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in this news release.

We do not provide reconciliations for non-GAAP estimates on a forward-looking basis (including those contained in this report) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share, the most directly comparable forward-looking GAAP financial measures to adjusted earnings per share. For the same reasons, we are unable to address the probable significance of the unavailable information.

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(ECL-A)